Exhibit 99.1

For Immediate Release

First Hawaiian, Inc. Reports Fourth Quarter and Full Year 2016 Financial Results and Declares Dividend

HONOLULU, Hawaii January 24, 2017—(Globe Newswire)—First Hawaiian, Inc. (NASDAQ:FHB), (the “Company”) today reported financial results for its fourth quarter and full year ended December 31, 2016.

Highlights

•                  Net income for the quarter ended December 31, 2016 was $56.6 million, or $0.41 per diluted share, and core net income(1) was $56.0 million, or $0.40 per diluted share

•                  Net income for the full year 2016 was $230.2 million, or $1.65 per diluted share, and core net income(1) was $217.1 million, or $1.56 per diluted share

•                  Board of Directors increased quarterly dividend by 10% to $0.22 per share

“2016 was a milestone year for First Hawaiian, and we capped off the year with a solid fourth quarter in which we grew total loans and leases to a record $11.5 billion,” said Bob Harrison, Chairman and Chief Executive Officer.  “We are pleased with our performance in 2016, as we maintained our strategic and disciplined approach to growing loans and deposits, while maintaining excellent credit quality and sustaining superior financial performance.”

On January 23, 2017, the Company’s Board of Directors declared a quarterly cash dividend of $0.22 per share, an increase of $0.02 per share from the dividend paid in December 2016.  The dividend will be payable on March 10, 2017 to shareholders of record at the close of business on February 27, 2017.

Earnings Highlights

Net income for the quarter ended December 31, 2016 was $56.6 million, or $0.41 per diluted share, compared to $53.2 million, or $0.38 per diluted share, for the quarter ended September 30, 2016, and $50.2 million, or $0.36 per diluted share, for the quarter ended December 31, 2015.  Core net income for the quarter ended December 31, 2016 was $56.0 million, or $0.40 per diluted share, compared to $55.2 million, or $0.40 per diluted share, for the quarter ended September 30, 2016, and $49.8 million, or $0.36 per diluted share, for the quarter ended December 31, 2015. Net income for the full year 2016 was $230.2 million, or $1.65 per diluted share, compared to $213.8 million, or $1.53 per diluted share, for the full year 2015.  Core net income for the full year 2016 was $217.1 million, or $1.56 per diluted share, compared to $196.3 million, or $1.41 per diluted share for the full year 2015.

Net interest income for the quarter ended December 31, 2016 was $131.3 million, an increase of $8.6 million compared to $122.7 million for the quarter ended September 30, 2016, and an increase of $15.0 million compared to $116.2 million for the quarter ended December 31, 2015.  The increases in net interest income compared to the third quarter of 2016 and the fourth quarter of 2015 were due to higher average balances of loans and investment securities and higher yields on investment securities, partially offset by higher average deposit balances. Net interest income for the full year 2016 was $491.7 million compared to $461.3 million for 2015.  The increase in net interest income was primarily attributable to higher average balances of loans and higher yields on investment securities, partially offset by lower yields on loans, lower average balances of investment securities and higher average deposit balances.

Net interest margin was 2.99%, 2.87% and 2.71%, respectively, for the quarters ended December 31, 2016, September 30, 2016, and December 31, 2015.  The 12 basis point increase compared to the third quarter of 2016 was due to higher investment portfolio yields, lower premium amortization, and higher loan prepayments, slightly offset by lower loan yields.  The 28 basis point increase compared to the fourth quarter of 2015 was due to overall higher earning asset yields.  The net interest margin for the full year of 2016 was 2.88%, compared to 2.78% for 2015.  The 10 basis point increase in net interest margin was primarily due to higher yields on investments and interest-bearing deposits in other banks, partially offset by lower yields on loans.

Results for the quarter ended December 31, 2016 included a provision for credit losses of $3.9 million compared to $2.1 million in the quarter ended September 30, 2016 and $2.5 million in the quarter ended December 31, 2015.  The provision for credit losses for the full year of 2016 was $8.6 million, compared to $9.9 million in 2015.

(1)             Core net income is a non-GAAP measure. For more information on this measure, including a reconciliation to the most directly comparable GAAP measure, see “Use of Non-GAAP Financial Measures” and Tables 13 and 14 at the end of this document.

Noninterest income was $49.0 million in the quarter ended December 31, 2016, an increase of $0.3 million compared to noninterest income of $48.7 million in the quarter ended September 30, 2016 and an increase of $1.8 million compared to noninterest income of $47.2 million in the quarter ended December 31, 2015.  The fourth quarter of 2016 included $1.5 million of net gains on the sales of securities and $3.0 million of swap fee income.  The third quarter of 2016 included gains of $3.5 million from death benefits and $0.7 million of swap fee income.  The fourth quarter of 2015 included $2.7 million of net losses on the sale of securities.  Noninterest income for full year 2016 was $217.6 million compared to $211.4 million for 2015.  The $6.2 million higher noninterest income in 2016 compared to 2015 was due to higher securities gains of $15.0 million and higher BOLI income of $5.0 million, primarily offset by lower service charges and fee income of $6.0 million and higher miscellaneous other income of $7.2 million in 2015.

Noninterest expense was $82.5 million for the quarter ended December 31, 2016, a decrease of $0.3 million from $82.8 million in the quarter ended September 30, 2016, and an increase of $2.2 million from $80.3 million in the quarter ended December 31, 2015.  The slight decrease in noninterest expense compared to the third quarter of 2016 was due to $1.6 million lower salaries and employee benefits expense and $1.7 million lower other expense, largely offset by $1.8 million higher contracted services and professional fees, $0.6 million more in equipment costs and $0.6 million higher regulatory fees.  Salaries and employee benefits expense in the third quarter of 2016 included $1.9 million of expenses related to shares granted in connection with our initial public offering.  The increase in noninterest expense compared to the fourth quarter of 2015 was primarily due to a $2.5 million increase in occupancy expenses, a $1.8 million increase in contracted services and professional fees, $1.7 million higher regulatory assessment and fees, partially offset by $2.8 million lower salaries and employee benefits and $1.0 million lower cards rewards expenses.  Noninterest expense for full year 2016 was $328.8 million compared to $319.6 million in 2015, an increase of $9.2 million, primarily due to $3.5 million higher regulatory assessment and fees, $3.1 million in higher occupancy expenses, and $2.7 million in higher contract services.

The efficiency ratio was 45.8%, 48.3% and 49.1% for the quarters ended December 31, 2016, September 30, 2016 and December 31, 2015, respectively.  The efficiency ratio for full year 2016 was 46.4% compared to 47.5% in 2015.

The effective tax rate for the fourth quarter of 2016 was 39.8% compared with 38.4% in the previous quarter and 37.7% percent in the same quarter last year.  The effective tax rate for the full year 2016 was 38.1% compared with 37.7% in 2015.

Balance Sheet Highlights

Total assets were $19.7 billion at December 31, 2016, compared to $19.9 billion at September 30, 2016 and $19.4 billion at December 31, 2015.

The investment securities portfolio was $5.1 billion at December 31, 2016, compared to $5.4 billion at September 30, 2016 and $4.0 billion at December 31, 2015.  The portfolio remains largely comprised of securities issued by U. S. government agencies.

Total loans and leases were $11.5 billion at December 31, 2016, up 1.1% from $11.4 billion at September 30, 2016 and up 7.4% from $10.7 billion at December 31, 2015.

The growth in loans and leases in the most recent quarter was due to increases in residential real estate loans of $108.8 million, consumer loans of $41.6 million, and commercial real estate loans of $31.6 million.  Commercial and industrial loans declined by $25.7 million and construction loan balances declined by $25.3 million.  The decline in commercial and industrial loans was due to several large pay downs in the shared national credit portfolio, and the decline in construction loans resulted from the scheduled completion and pay down of residential construction projects. Compared to December 31, 2015, the growth in loans and leases was due to increases in residential real estate loans of $264.0 million, commercial and industrial loans of $182.1 million, commercial real estate loans of $179.0 million, consumer loans of $109.2 million, and construction loans of $82.6 million.

Total deposits were $16.8 billion at December 31, 2016, a decrease of $0.2 billion, or 1.0%, compared with $17.0 billion at September 30, 2016, and an increase of $0.7 billion, or 4.6%, compared to $16.1 billion at December 31, 2015.  The decline in deposit balances compared to September 30, 2016 was due to the previously anticipated withdrawal of $440 million of construction-related escrow deposits in the fourth quarter, offset by approximately $270 million of growth.

Asset Quality

The Company’s asset quality remained stable during the fourth quarter of 2016. Total non-performing assets declined to $9.8 million, or 0.08% of total loans and leases, at December 31, 2016, down $0.4 million from non-performing assets of $10.2 million, or 0.09% of total loans and leases, at September 30, 2016 and down $7.0 million from nonperforming assets of $16.8 million, or 0.16% of total loans and leases, at December 31, 2015.

Net charge offs for the quarter ended December 31, 2016 were $3.4 million, or 0.12% of average loans and leases on an annualized basis, compared to $3.4 million, or 0.12% of average loans and leases on an annualized basis for the quarter ended September 30, 2016 and $2.5 million, or 0.09% of average loans and leases on an annualized basis for the quarter ended December 31, 2015.  Net charge-offs for the full year 2016 were $8.6 million, or 0.08% of average loans and leases, compared to net charge-off of $9.2 million, or 0.09% of average loans and leases in 2015.

The ratio of allowance for loan and lease losses to total loans and leases was 1.18% at December 31, 2016 compared to 1.18% at September 30, 2016 and 1.26% at December 31, 2015.

Capital

Total stockholders’ equity was $2.5 billion at December 31, 2016, compared to $2.5 billion at September 30, 2016 and $2.7 billion at December 31, 2015.

The tier 1 leverage, common equity tier 1, and total capital ratios were 8.36%, 12.75% and 13.85%, respectively, at December 31, 2016, compared with 8.41%, 12.48%, and 13.59% at September 30, 2016 and 9.84%, 15.31%, 16.48% at December 31, 2015.

First Hawaiian, Inc.

First Hawaiian, Inc. (NASDAQ:FHB) is a bank holding company headquartered in Honolulu, Hawaii.  Its principal subsidiary, First Hawaiian Bank, founded in 1858 under the name Bishop & Company, is Hawaii’s oldest and largest financial institution with branch locations throughout Hawaii, Guam and Saipan. The company offers a comprehensive suite of banking services to consumer and commercial customers including deposit products, loans, wealth management, insurance, trust, retirement planning, credit card and merchant processing services.  Customers may also access their accounts through ATMs, online and mobile banking channels. For more information about First Hawaiian, Inc., visit Company’s website, www.fhb.com.

Conference Call Information

First Hawaiian will host a conference call to discuss the Company’s results today at 11:00 a.m. Eastern Time, 6:00 a.m. Hawaii Time.  To access the call, participants should dial (844) 452-2942 (US/Canada), or (574) 990-9846 (International) ten minutes prior to the start of the call and enter the conference ID:  49108216.  A live webcast of the conference call, including a slide presentation, will be available at the following link:  http://edge.media-server.com/m/p/ntjdo6zf/lan/en.  The archive of the webcast will be available at the same location.  A telephonic replay of the conference call will be available two hours after the conclusion of the call until 2:00 p.m. (Eastern Time) on February 3, 2017.  Access the replay by dialing (855) 859-2056 or (404) 537-3406 and entering the conference ID:  49108216.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may”, “might”, “should”, “could”, “predict”, “potential”, “believe”, “expect”, “continue”, “will”, “anticipate”, “seek”, “estimate”, “intend”, “plan”, “projection”, “would”, “annualized” and “outlook”, or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. For a discussion of some of the risks and important factors that could affect our future results and financial condition, see our U.S. Securities and Exchange Commission (“SEC”) filings, including, but not limited to, our prospectus dated August 3, 2016, filed with the SEC in accordance with Rule 424(b) of the Securities Act of 1933.

Use of Non-GAAP Financial Measures

We present net interest income, noninterest income, noninterest expense, net income, earnings per share and the related ratios described below, on an adjusted, or ‘‘core,’’ basis, each a non-GAAP financial measure. These core measures exclude from the corresponding GAAP measure the impact of certain items that we do not believe are representative of our financial results. We believe that the presentation of these non-GAAP financial measures helps identify underlying trends in our business from period to period that could otherwise be distorted by the effect of certain expenses, gains and other items included in our operating results. We believe that these core measures provide useful information about our operating results and enhance the overall understanding of our past performance and future performance.  Investors should consider our performance and financial condition as reported under GAAP and all other relevant information when assessing our performance or financial condition.

Core net interest margin, core return on average total assets and core return on average total stockholders’ equity are non-GAAP financial measures. We compute our core net interest margin as the ratio of core net interest income to average earning assets.  We compute our core return on average total assets as the ratio of core net income to average total assets.  We compute our core return on average total stockholders’ equity as the ratio of core net income to average stockholders’ equity.

Return on average tangible stockholders’ equity, core return on average tangible stockholders’ equity, return on average tangible assets, core return on average tangible assets and tangible stockholders’ equity to tangible assets are non-GAAP financial measures. We compute our return on average tangible stockholders’ equity as the ratio of net income to average tangible stockholders’ equity, which is calculated by subtracting (and thereby effectively excluding) amounts related to the effect of goodwill from our average total stockholders’ equity. We compute our core return on average tangible stockholders’ equity as the ratio of core net income to average tangible stockholders’ equity, which is calculated by subtracting (and thereby effectively excluding) amounts related to the effect of goodwill from our average total stockholders’ equity. We compute our return on average tangible assets as the ratio of net income to average tangible assets, which is calculated by subtracting (and thereby effectively excluding) amounts related to the effect of goodwill from our average total assets. We compute our core return on average tangible assets as the ratio of core net income to average tangible assets. We compute our tangible stockholders’ equity to tangible assets as the ratio of tangible stockholders’ equity to tangible assets, each of which we calculate by subtracting (and thereby effectively excluding) the value of our goodwill. We believe that these measurements are useful for investors, regulators, management and others to evaluate financial performance and capital adequacy relative to other financial institutions. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results or financial condition as reported under GAAP.

Tables 13 and 14 at the end of this document provide a reconciliation of these non-GAAP financial measures with their most closely related GAAP measures.

Investor Relations Contact:	Media Contact:

Kevin Haseyama, CFA	Susan Kam
(808) 525-6268	(808) 525-6254
khaseyama@fhb.com	skam@fhb.com

Financial Highlights	Table 1

	For the Three Months Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,
(dollars in thousands except per share data)	2016	2016	2015	2016	2015
Operating Results:
Net interest income	$131,250	$122,683	$116,222	$491,672	$461,325
Provision for loan and lease losses	3,900	2,100	2,500	8,600	9,900
Noninterest income	49,021	48,690	47,188	217,601	211,403
Noninterest expense	82,503	82,804	80,294	328,844	319,601
Net income	56,552	53,235	50,211	230,178	213,780
Basic earnings per share	0.41	0.38	0.36	1.65	1.53
Diluted earnings per share	0.41	0.38	0.36	1.65	1.53
Dividends declared per share	0.20	0.20	N/A	0.62	N/A
Dividend payout ratio	49.35%	52.39%	N/A	37.27%	N/A
Supplemental Income Statement Data (non-GAAP):
Core net interest income	$131,250	$122,683	$116,222	$491,672	$456,489
Core noninterest income	47,505	48,690	46,582	190,357	188,197
Core noninterest expense	81,920	79,714	80,294	322,624	319,601
Core net income	56,001	55,177	49,834	217,111	196,315
Core basic earnings per share	$0.40	$0.40	$0.36	$1.56	$1.41
Core diluted earnings per share	$0.40	$0.40	$0.36	$1.56	$1.41
Performance Ratio:
Net interest margin	2.99%	2.87%	2.71%	2.88%	2.78%
Core net interest margin (non-GAAP)	2.99%	2.87%	2.71%	2.88%	2.75%
Efficiency ratio	45.76%	48.31%	49.13%	46.36%	47.50%
Core efficiency ratio (non-GAAP)	45.82%	46.51%	49.32%	47.30%	49.57%
Return on average total assets	1.14%	1.10%	1.04%	1.19%	1.14%
Core return on average total assets (non-GAAP)	1.13%	1.14%	1.03%	1.12%	1.05%
Return on average tangible assets	1.20%	1.16%	1.09%	1.26%	1.20%
Core return on average tangible assets (non-GAAP)	1.19%	1.20%	1.09%	1.18%	1.10%
Return on average total stockholders’ equity	8.97%	8.45%	7.23%	8.96%	7.81%
Core return on average total stockholders’ equity (non-GAAP)	8.88%	8.76%	7.17%	8.45%	7.18%
Return on average tangible stockholders’ equity	14.88%	14.02%	11.31%	14.64%	12.28%
Core return on average tangible stockholders’ equity (non-GAAP)	14.73%	14.53%	11.22%	13.80%	11.28%
Average Balances:
Average loans and leases	$11,531,684	$11,261,710	$10,613,863	$11,175,213	$10,297,834
Average earning assets	17,482,648	17,028,930	17,047,767	17,093,114	16,619,854
Average assets	19,778,918	19,314,668	19,208,603	19,334,653	18,785,701
Average deposits	16,861,525	16,392,125	15,795,021	16,275,811	15,319,238
Average shareholders’ equity	2,507,514	2,506,099	2,756,977	2,568,219	2,735,786
Per Share of Common Stock:
Book value	$17.75	$18.09	$19.63	$17.75	$19.63
Tangible book value	10.61	10.96	12.49	10.62	12.49
Market Value
Closing	34.82	26.86	N/A	34.82	N/A
High	35.47	27.97	N/A	35.47	N/A
Low	25.80	24.25	N/A	24.25	N/A

	As of	As of	As of
	December 31,	September 30,	December 31,
	2016	2016	2015
Balance Sheet Data:
Loans and leases	$11,520,378	$11,396,555	$10,722,030
Total assets	19,661,829	19,892,693	19,352,681
Total deposits	16,794,532	16,965,527	16,061,924
Total stockholders’ equity	2,476,485	2,523,963	2,736,941

Asset Quality Ratios:
Non-accrual loans and leases / total loans and leases	0.08%	0.08%	0.16%
Allowance for loan and lease losses / total loans and leases	1.18%	1.18%	1.26%

Capital Ratios:
Common Equity Tier 1 Capital Ratio	12.75%	12.48%	15.31%
Tier 1 Capital Ratio	12.75%	12.48%	15.31%
Total Capital Ratio	13.85%	13.59%	16.48%
Tier 1 Leverage Ratio	8.36%	8.41%	9.84%
Total stockholders’ equity to total assets	12.60%	12.69%	14.14%
Tangible stockholders’ equity to tangible assets (non-GAAP)	7.93%	8.09%	9.49%

Non-Financial Data:
Number of branches	62	62	62
Number of ATMs	311	312	311
Number of Full-Time Equivalent Employees	2,179	2,197	2,157

Consolidated Statements of Income	Table 2

	Three Months Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,
(dollars in thousands except per share amounts)	2016	2016	2015	2016	2015
Interest income
Loans and lease financing	$111,461	$106,900	$102,108	$428,419	$405,702
Available-for-sale securities	25,884	21,123	18,549	83,019	73,615
Other	968	1,311	1,450	7,082	4,529
Total interest income	138,313	129,334	122,107	518,520	483,846
Interest expense
Deposits	7,048	6,632	5,844	26,650	22,314
Short-term borrowings and long-term debt	15	19	41	198	207
Total interest expense	7,063	6,651	5,885	26,848	22,521
Net interest income	131,250	122,683	116,222	491,672	461,325
Provision for loan and lease losses	3,900	2,100	2,500	8,600	9,900
Net interest income after provision for loan and lease losses	127,350	120,583	113,722	483,072	451,425
Noninterest income
Service charges on deposit accounts	9,388	9,575	10,194	38,147	40,850
Credit and debit card fees	14,339	14,103	14,783	56,071	56,416
Other service charges and fees	8,446	8,768	8,990	35,355	38,641
Trust and investment services income	7,204	7,508	7,061	29,440	29,671
Bank-owned life insurance	1,758	7,115	2,679	15,021	9,976
Investment securities gains (losses), net	1,516	30	(2,672)	27,277	12,321
Other	6,370	1,591	6,153	16,290	23,528
Total noninterest income	49,021	48,690	47,188	217,601	211,403
Noninterest expense
Salaries and employee benefits	40,471	42,106	43,243	169,233	170,233
Contracted services and professional fees	12,221	10,430	10,467	45,345	42,663
Occupancy	5,125	4,870	2,649	20,116	16,975
Equipment	4,777	4,192	4,850	16,912	15,836
Regulatory assessment and fees	4,103	3,546	2,366	12,972	9,490
Advertising and marketing	1,309	1,769	1,444	6,127	5,472
Card rewards program	4,770	4,512	5,773	15,513	17,687
Other	9,727	11,379	9,502	42,626	41,245
Total noninterest expense	82,503	82,804	80,294	328,844	319,601
Income before provision for income taxes	93,868	86,469	80,616	371,829	343,227
Provision for income taxes	37,316	33,234	30,405	141,651	129,447
Net income	$56,552	$53,235	$50,211	$230,178	$213,780
Basic earnings per share	$0.41	$0.38	$0.36	$1.65	$1.53
Diluted earnings per share	$0.41	$0.38	$0.36	$1.65	$1.53
Dividends declared per share	$0.20	$0.20	$—	$0.62	$—
Basic weighted-average outstanding shares	139,530,654	139,500,542	139,459,620	139,487,762	139,459,620
Diluted weighted-average outstanding shares	139,546,875	139,503,558	139,459,620	139,492,608	139,459,620

Consolidated Balance Sheets	Table 3

	December 31,	September 30,	December 31,
(dollars in thousands)	2016	2016	2015
Assets
Cash and due from banks	$253,827	$371,622	$300,096
Interest-bearing deposits in other banks	798,231	804,198	2,350,099
Investment securities	5,077,514	5,363,696	4,027,265
Loans and leases	11,520,378	11,396,555	10,722,030
Less: allowance for loan and lease losses	135,494	135,025	135,484
Net loans and leases	11,384,884	11,261,530	10,586,546

Premises and equipment, net	300,788	302,059	305,104
Other real estate owned and repossessed personal property	329	854	154
Accrued interest receivable	41,971	37,107	34,215
Bank-owned life insurance	429,209	432,031	424,545
Goodwill	995,492	995,492	995,492
Other intangible assets	16,809	17,554	21,435
Other assets	362,775	306,550	307,730
Total assets	$19,661,829	$19,892,693	$19,352,681
Liabilities and Stockholders’ Equity
Deposits:
Interest-bearing	$10,801,915	$11,164,989	$10,730,095
Noninterest-bearing	5,992,617	5,800,538	5,331,829
Total deposits	16,794,532	16,965,527	16,061,924
Short-term borrowings	9,151	9,151	216,151
Long-term debt	41	41	48
Retirement benefits payable	132,904	139,567	133,910
Other liabilities	248,716	254,444	203,707
Total liabilities	17,185,344	17,368,730	16,615,740

Stockholders’ equity
Net investment	—	—	2,788,200
Common stock ($0.01 par value; authorized 300,000,000 shares; issued and outstanding 139,530,654 shares as of both December 31, 2016 and September 30, 2016 and 139,459,620 shares as of December 31, 2015)	1,395	1,395	—
Additional paid-in capital	2,484,251	2,482,679	—
Retained earnings	78,850	50,204	—
Accumulated other comprehensive loss, net	(88,011)	(10,315)	(51,259)
Total stockholders’ equity	2,476,485	2,523,963	2,736,941
Total liabilities and stockholders’ equity	$19,661,829	$19,892,693	$19,352,681

Average Balances and Interest Rates	Table 4

	Three Months Ended			Three Months Ended			Three Months Ended
	December 31, 2016			September 30, 2016			December 31, 2015
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
(dollars in millions)	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate

Earning Assets
Interest-Bearing Deposits in Other Banks	$673.7	$0.9	0.57%	$1,023.6	$1.3	0.51%	$1,911.8	$1.5	0.30%
Available-for-Sale Investment Securities	5,277.2	25.9	1.95	4,743.7	21.1	1.77	4,519.5	18.5	1.63
Loans Held for Sale	—	—	—	—	—	—	2.6	—	3.48
Loans and Leases (1)
Commercial and industrial	3,314.3	25.7	3.09	3,248.1	23.7	2.90	3,019.6	21.8	2.86
Real estate - commercial	2,431.4	23.1	3.78	2,338.2	21.3	3.63	2,232.6	20.8	3.69
Real estate - construction	470.7	3.8	3.21	448.9	3.7	3.29	341.5	2.7	3.11
Real estate - residential	3,636.9	37.0	4.04	3,571.3	36.4	4.06	3,452.9	35.9	4.12
Consumer	1,493.9	20.6	5.49	1,467.0	20.5	5.55	1,362.1	19.4	5.66
Lease financing	184.5	1.3	2.75	188.2	1.3	2.84	205.2	1.5	3.00
Total Loans and Leases	11,531.7	111.5	3.85	11,261.7	106.9	3.78	10,613.9	102.1	3.82
Total Earning Assets (2)	17,482.6	138.3	3.15	17,029.0	129.3	3.02	17,047.8	122.1	2.84
Cash and Due from Banks	312.5			357.1			282.4
Other Assets	1,983.8			1,928.6			1,878.4
Total Assets	$19,778.9			$19,314.7			$19,208.6

Interest-Bearing Liabilities
Interest-Bearing Deposits
Savings	$4,446.1	$0.6	0.06%	$4,416.4	$0.6	0.06%	$4,297.9	$0.6	0.05%
Money Market	2,680.4	0.7	0.10	2,549.3	0.6	0.10	2,572.0	0.6	0.09
Time	3,923.1	5.7	0.58	3,776.6	5.4	0.57	3,748.5	4.7	0.50
Total Interest-Bearing Deposits	11,049.6	7.0	0.25	10,742.3	6.6	0.25	10,618.4	5.9	0.22
Short-Term Borrowings	11.1	—	0.49	18.5	—	0.42	296.4	—	0.05
Total Interest-Bearing Liabilities	11,060.7	7.0	0.25	10,760.8	6.6	0.25	10,914.8	5.9	0.21
Net Interest Income		$131.3			$122.7			$116.2
Interest Rate Spread			2.90%			2.77%			2.63%
Net Interest Margin			2.99%			2.87%			2.71%
Noninterest-Bearing Demand Deposits	5,811.9			5,649.8			5,176.6
Other Liabilities	398.8			398.0			360.2
Stockholders’ Equity	2,507.5			2,506.1			2,757.0
Total Liabilities and Stockholders’ Equity	$19,778.9			$19,314.7			$19,208.6

(1)   Non-performing loans and leases are included in the respective average loan and lease balances.  Income, if any, on such loans and leases is recognized on a cash basis.

(2)   For the periods disclosed above, the taxable-equivalent basis adjustments made to the table above were not material.

Average Balances and Interest Rates	Table 5

	Year Ended			Year Ended
	December 31, 2016			December 31, 2015
	Average	Income/	Yield/	Average	Income/	Yield/
(dollars in millions)	Balance	Expense	Rate	Balance	Expense	Rate

Earning Assets
Interest-Bearing Deposits in Other Banks	$1,368.9	$7.1	0.52%	$1,651.9	$4.5	0.27%
Available-for-Sale Investment Securities	4,549.0	83.0	1.82	4,665.0	73.6	1.58
Loans Held for Sale	—	—	—	5.1	0.2	3.92
Loans and Leases (1)
Commercial and industrial	3,229.5	96.0	2.97	2,869.8	83.9	2.92
Real estate - commercial	2,313.0	86.0	3.72	2,156.2	81.6	3.78
Real estate - construction	436.4	14.2	3.26	371.9	12.4	3.33
Real estate - residential	3,553.6	145.9	4.10	3,383.6	144.7	4.28
Consumer	1,454.4	80.9	5.56	1,299.2	76.6	5.90
Lease financing	188.3	5.4	2.86	217.1	6.3	2.90
Total Loans and Leases	11,175.2	428.4	3.83	10,297.8	405.5	3.94
Total Earning Assets (2)	17,093.1	518.5	3.03	16,619.8	483.8	2.91
Cash and Due from Banks	289.9			284.3
Other Assets	1,951.7			1,881.6
Total Assets	$19,334.7			$18,785.7

Interest-Bearing Liabilities
Interest-Bearing Deposits
Savings	$4,390.3	$2.6	0.06%	$4,172.1	$1.7	0.04%
Money Market	2,478.4	2.3	0.09	2,384.8	2.2	0.09
Time	3,817.6	21.7	0.57	3,730.2	18.4	0.49
Total Interest-Bearing Deposits	10,686.3	26.6	0.25	10,287.1	22.3	0.22
Short-Term Borrowings	113.6	0.2	0.17	381.6	0.2	0.05
Total Interest-Bearing Liabilities	10,799.9	26.8	0.25	10,668.7	22.5	0.21
Net Interest Income		$491.7			$461.3
Interest Rate Spread			2.78%			2.70%
Net Interest Margin			2.88%			2.78%
Noninterest-Bearing Demand Deposits	5,589.5			5,032.1
Other Liabilities	377.1			349.1
Stockholders’ Equity	2,568.2			2,735.8
Total Liabilities and stockholders’ Equity	$19,334.7			$18,785.7

(1)    Non-performing loans and leases are included in the respective average loan and lease balances.  Income, if any, on such loans and leases is recognized on a cash basis.

(2)    For the periods disclosed above, the taxable-equivalent basis adjustments made to the table above were not material.

Analysis of Change in Net Interest Income	Table 6

	Three Months Ended December 31, 2016
	Compared to September 30, 2016
(dollars in millions)	Volume	Rate	Total

Change in Interest Income:
Interest-Bearing Deposits in Other Banks	$(0.5)	$0.1	$(0.4)
Available-for-Sale Investment Securities	2.5	2.3	4.8
Loans Held for Sale	—	—	—
Loans and Leases
Commercial and industrial	0.5	1.5	2.0
Real estate - commercial	0.9	0.9	1.8
Real estate - construction	0.2	(0.1)	0.1
Real estate - residential	0.7	(0.1)	0.6
Consumer	0.3	(0.2)	0.1
Lease financing	—	—	—
Total Loans and Leases	2.6	2.0	4.6
Total Change in Interest Income	4.6	4.4	9.0

Change in Interest Expense:
Interest-Bearing Deposits
Savings	—	—	—
Money Market	0.1	—	0.1
Time	0.2	0.1	0.3
Total Interest-Bearing Deposits	0.3	0.1	0.4
Short-term Borrowings	—	—	—
Total Change in Interest Expense	0.3	0.1	0.4
Change in Net Interest Income	$4.3	$4.3	$8.6

Analysis of Change in Net Interest Income	Table 7

	Three Months Ended December 31, 2016
	Compared to December 31, 2015
(dollars in millions)	Volume	Rate	Total

Change in Interest Income:
Interest-Bearing Deposits in Other Banks	$(1.4)	$0.9	$(0.5)

Available-for-Sale Investment Securities	3.4	3.9	7.3
Loans Held for Sale	—	—	—
Loans and Leases
Commercial and industrial	2.2	1.7	3.9
Real estate - commercial	1.9	0.4	2.3
Real estate - construction	1.0	0.1	1.1
Real estate - residential	1.9	(0.8)	1.1
Consumer	1.8	(0.6)	1.2
Lease financing	(0.1)	(0.1)	(0.2)
Total Loans and Leases	8.7	0.7	9.4
Total Change in Interest Income	10.7	5.5	16.2

Change in Interest Expense:
Interest-Bearing Deposits
Savings	—	—	—
Money Market	—	0.1	0.1
Time	0.2	0.9	1.1
Total Interest-Bearing Deposits	0.2	1.0	1.2
Short-term Borrowings	(0.1)	0.1	—
Total Change in Interest Expense	0.1	1.1	1.2
Change in Net Interest Income	$10.6	$4.4	$15.0

Analysis of Change in Net Interest Income	Table 8

	Year Ended December 31, 2016
	Compared to December 31, 2015
(dollars in millions)	Volume	Rate	Total

Change in Interest Income:
Interest-Bearing Deposits in Other Banks	$(0.8)	$3.3	$2.5

Available-for-Sale Investment Securities	(1.9)	11.3	9.4
Loans Held for Sale	(0.2)	—	(0.2)
Loans and Leases
Commercial and industrial	10.7	1.4	12.1
Real estate - commercial	5.9	(1.5)	4.4
Real estate - construction	2.1	(0.3)	1.8
Real estate - residential	7.1	(5.9)	1.2
Consumer	8.8	(4.5)	4.3
Lease financing	(0.8)	(0.1)	(0.9)
Total Loans and Leases	33.8	(10.9)	22.9
Total Change in Interest Income	30.9	3.7	34.6

Change in Interest Expense:
Interest-Bearing Deposits
Savings	0.1	0.8	0.9
Money Market	0.1	—	0.1
Time	0.4	2.9	3.3
Total Interest-Bearing Deposits	0.6	3.7	4.3
Short-Term Borrowings	(0.2)	0.2	—
Total Change in Interest Expense	0.4	3.9	4.3
Change in Net Interest Income	$30.5	$(0.2)	$30.3

Loans and Leases	Table 9

	December 31,	September 30,	December 31,
(dollars in thousands)	2016	2016	2015
Commercial and industrial	$3,239,600	$3,265,291	$3,057,455
Real estate:
Commercial	2,343,495	2,311,874	2,164,448
Construction	450,012	475,333	367,460
Residential	3,796,459	3,687,660	3,532,427
Total real estate	6,589,966	6,474,867	6,064,335
Consumer	1,510,772	1,469,220	1,401,561
Lease financing	180,040	187,177	198,679
Total loans and leases	$11,520,378	$11,396,555	$10,722,030

Deposits	Table 10

	December 31,	September 30,	December 31,
(dollars in thousands)	2016	2016	2015
Demand	$5,992,617	$5,800,538	$5,331,829
Savings	4,609,306	4,341,714	4,354,140
Money Market	2,454,013	2,818,132	2,565,955
Time	3,738,596	4,005,143	3,810,000
Total Deposits	$16,794,532	$16,965,527	$16,061,924

Non-Performing Assets and Accruing Loans and Leases Past Due 90 Days or More	Table 11

	December 31,	September 30,	December 31,
(dollars in thousands)	2016	2016	2015
Non-Performing Assets
Non-Accrual Loans and Leases
Commercial Loans:
Commercial and industrial	$2,730	$2,933	$3,958
Real estate - commercial	—	—	138
Lease financing	153	163	181
Total Commercial Loans	2,883	3,096	4,277
Residential	6,547	6,274	12,344
Total Non-Accrual Loans and Leases	9,430	9,370	16,621
Other Real Estate Owned	329	854	154
Total Non-Performing Assets	$9,759	$10,224	$16,775

Accruing Loans and Leases Past Due 90 Days or More
Commercial Loans:
Commercial and industrial	$449	$177	$2,496
Real estate - commercial	—	—	161
Lease financing	83	—	174
Total Commercial Loans	532	177	2,831
Residential	866	1,638	737
Consumer	1,870	2,036	1,454
Total Accruing Loans and Leases Past Due 90 Days or More	$3,268	$3,851	$5,022

Restructured Loans on Accrual Status and Not Past Due 90 Days or More	44,496	46,453	28,351
Total Loans and Leases	$11,520,378	$11,396,555	$10,722,030

Allowance for Loan and Lease Losses	Table 12

	For the Three Months Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(dollars in thousands)	2016	2016	2015	2016	2015
Balance at Beginning of Period	$135,025	$136,360	$135,447	$135,484	$134,799
Loans and Leases Charged-Off
Commercial Loans:
Commercial and industrial	—	(210)	(101)	(348)	(866)
Total Commercial Loans	—	(210)	(101)	(348)	(866)
Residential	(3)	(268)	(57)	(799)	(618)
Consumer	(5,412)	(4,878)	(4,831)	(18,791)	(18,312)
Total Loans and Leases Charged-Off	(5,415)	(5,356)	(4,989)	(19,938)	(19,796)
Recoveries on Loans and Leases Previously Charged-Off
Commercial Loans:
Commercial and industrial	23	6	56	251	940
Real estate - commercial	41	42	817	3,329	1,115
Lease financing	1	—	1	2	3
Total Commercial Loans	65	48	874	3,582	2,058
Residential	242	350	100	1,358	2,198
Consumer	1,677	1,523	1,552	6,408	6,325
Total Recoveries on Loans and Leases Previously Charged-Off	1,984	1,921	2,526	11,348	10,581
Net Loans and Leases Charged-Off	(3,431)	(3,435)	(2,463)	(8,590)	(9,215)
Provision for Credit Losses	3,900	2,100	2,500	8,600	9,900
Balance at End of Period	$135,494	$135,025	$135,484	$135,494	$135,484
Average Loans and Leases Outstanding	$11,531,684	$11,261,710	$10,613,863	$11,175,213	$10,297,834
Ratio of Net Loans and Leases Charged-Off to Average Loans and Leases Outstanding	0.12%	0.12%	0.09%	0.08%	0.09%
Ratio of Allowance for Loan and Lease Losses to Loans and Leases Outstanding	1.18%	1.18%	1.26%	1.18%	1.26%

GAAP to Non-GAAP Reconciliation	Table 13

	As of and for the Three Months Ended			As of and for the Year Ended
	December 31,	September 30,	December 31,	December 31,
(dollars in thousands, except per share data)	2016	2016	2015	2016	2015
Net income	$56,552	$53,235	$50,211	$230,178	$213,780

Average total stockholders’ equity	$2,507,514	$2,506,099	$2,756,977	$2,568,219	$2,735,786
Less: average goodwill	995,492	995,492	995,492	995,492	995,492
Average tangible stockholders’ equity	$1,512,022	$1,510,607	$1,761,485	$1,572,727	$1,740,294

Total stockholders’ equity	$2,476,485	$2,523,963	$2,736,941	$2,476,485	$2,736,941
Less: goodwill	995,492	995,492	995,492	995,492	995,492
Tangible stockholders’ equity	$1,480,993	$1,528,471	$1,741,449	$1,480,993	$1,741,449

Average total assets	$19,778,918	$19,314,668	$19,208,603	$19,334,653	$18,785,701
Less: average goodwill	995,492	995,492	995,492	995,492	995,492
Average tangible assets	$18,783,426	$18,319,176	$18,213,111	$18,339,161	$17,790,209

Total assets	$19,661,829	$19,892,693	$19,352,681	$19,661,829	$19,352,681
Less: goodwill	995,492	995,492	995,492	995,492	995,492
Tangible assets	$18,666,337	$18,897,201	$18,357,189	$18,666,337	$18,357,189

Basic weighted-average shares outstanding	139,530,654	139,500,542	139,459,620	139,487,762	139,459,620
Diluted weighted-average shares outstanding	139,546,875	139,503,558	139,459,620	139,492,608	139,459,620

Return on average total stockholders’ equity(a)	8.97%	8.45%	7.23%	8.96%	7.81%
Return on average tangible stockholders’ equity (non-GAAP)(a)	14.88%	14.02%	11.31%	14.64%	12.28%

Return on average total assets(a)	1.14%	1.10%	1.04%	1.19%	1.14%
Return on average tangible assets (non-GAAP)(a)	1.20%	1.16%	1.09%	1.26%	1.20%

Total stockholders’ equity to total assets	12.60%	12.69%	14.14%	12.60%	14.14%
Tangible stockholders’ equity to tangible assets (non-GAAP)	7.93%	8.09%	9.49%	7.93%	9.49%

Average stockholders’ equity to average assets	12.68%	12.98%	14.35%	13.28%	14.56%
Tangible average stockholders’ equity to tangible average assets (non-GAAP)	8.05%	8.25%	9.67%	8.58%	9.78%

Book value per share	$17.75	$18.09	$19.63	$17.75	$19.63
Tangible book value per share (non-GAAP)	$10.61	$10.96	$12.49	$10.62	$12.49

(a)  Annualized for the three months ended December 31, 2016, September 30, 2016 and December 31, 2015.

GAAP to Non-GAAP Reconciliation	Table 14

	For the Three Months Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,
(dollars in thousands, except per share data)	2016	2016	2015	2016	2015
Net interest income	$131,250	$122,683	$116,222	$491,672	$461,325
Early loan termination(a)	—	—	—	—	(4,836)
Core net interest income (non-GAAP)	$131,250	$122,683	$116,222	$491,672	$456,489

Noninterest income	$49,021	$48,690	$47,188	$217,601	$211,403
(Gain) loss on sale of securities	(1,516)	—	4,737	(4,566)	(7,737)
Gain on sale of stock (Visa/MasterCard)	—	—	(2,065)	(22,678)	(4,584)
Gain on sale of other assets	—	—	(1,287)	—	(3,414)
Other adjustments(a),(b)	—	—	(1,991)	—	(7,471)
Core noninterest income (non-GAAP)	$47,505	$48,690	$46,582	$190,357	$188,197

Noninterest expense	$82,503	$82,804	$80,294	$328,844	$319,601
One-time items(c)	(583)	(3,090)	—	(6,220)	—
Core noninterest expense (non-GAAP)	$81,920	$79,714	$80,294	$322,624	$319,601

Net income	$56,552	$53,235	$50,211	$230,178	$213,780
Early loan termination	—	—	—	—	(4,836)
(Gain) loss on sale of securities	(1,516)	—	4,737	(4,566)	(7,737)
Gain on sale of stock (Visa/MasterCard)	—	—	(2,065)	(22,678)	(4,584)
Gain on sale of other assets	—	—	(1,287)	—	(3,414)
Other adjustments(b)	—	—	(1,991)	—	(7,471)
One-time items(c)	583	3,090	—	6,220	—
Tax adjustments (d)	382	(1,148)	229	7,957	10,577
Total core adjustments	(551)	1,942	(377)	(13,067)	(17,465)
Core net income (non-GAAP)	$56,001	$55,177	$49,834	$217,111	$196,315
Core basic earnings per share (non-GAAP)	$0.40	$0.40	$0.36	$1.56	$1.41
Core diluted earnings per share (non-GAAP)	$0.40	$0.40	$0.36	$1.56	$1.41

(a)    Adjustments that are not material to our financial results have not been presented for certain periods.

(b)    Other adjustments include a one-time MasterCard signing bonus and a recovery of an investment that was previously written down.

(c)    One-time items include initial public offering related costs.

(d)    Represents the adjustments to net income, tax effected at the Company’s effective tax rate for the respective period.